UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2025

AnTix Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

2310 York St, Suite 200 Blue Island, IL	60406
(Address of Principal Executive Offices)	(Zip Code)

(708) 925-9424

(Registrant’s Telephone Number, Including Area Code)

Innovative MedTech, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On September 19, 2025, we filed with the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to change our corporate name from “Innovative MedTech, Inc.” to “AnTix Holdings, Inc.” A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Our common stock will continue to trade under the ticker symbol “IMTH.” We intend to file with FINRA to effectuate the name change and change our ticker symbol from “IMTH” to a new ticker symbol. Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged at this time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to our Amended and Restated Certificate of Incorporation, dated September 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AnTix Holdings, Inc.

Date: September 29, 2025	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Member of the Board of Directors

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